UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report - February 10, 2004

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in charter)

STATE OF UTAH

1-8796

87-0407509

(State of other jurisdiction of                 (Commission File No.)

(I.R.S. Employer

incorporation or organization)

Identification No.)

P. O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

_______________Not Applicable_____________

(Former name or former address, if changed since last report)

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Item 7.   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued February 10, 2004, by Questar Corporation.

     Item 12.   Results of Operations and Financial Condition.

          On February 10, 2004, Questar Corporation issued a press release announcing its earnings for the year ended December 31, 2003.  A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

February 10, 2004

/s/S.E. Parks

S. E. Parks

Senior Vice President, Treasurer, and

Chief Financial Officer

#

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued February 10, 2004 by Questar Corporation.

#

QUESTAR 2003 EARNINGS RISE WITH STRONG GAS PRICES, PRODUCTION

Company’s Nonregulated Rocky Mountain Production Up 15%

SALT LAKE CITY — Integrated natural gas company Questar Corp. (NYSE:STR) reported 2003 earnings of $173.6 million, or $2.06 per diluted share, compared to $155.6 million, or $1.88 per share, for the prior year.

The company’s 2003 net income was reduced by noncash charges totaling $.25 per share. The charges included a $13.6 million, or $.16-per-diluted-share, after-tax charge in the second quarter related to a gas-processing issue involving Questar’s gas-distribution utility, Questar Gas. The gas-processing issue resulted in an additional accrual of $1.9 million after tax, or $.02 per diluted share, in the second half of 2003. In the first quarter of 2003, the company took noncash charges totaling $5.6 million, or $.07 per diluted share, for the cumulative effect of a new accounting rule, SFAS 143, “Accounting for Asset Retirement Obligations.”

 Questar’s 2002 results included a net $.14-per-share gain from nonrecurring events. In the first quarter of 2002, the company recorded an after-tax write-down of $15.3 million, or $.19 per diluted share, related to new accounting standards for goodwill. Questar’s 2002 results also included a $.33-per-share after-tax gain from asset sales.

Excluding charges, write-downs and asset sales, Questar earned $2.31 per diluted share in 2003, 33% higher than 2002 net income of $1.74 per share.

For the fourth quarter of 2003, Questar’s net income was $60.0 million, or $.71 per diluted share, compared with $68.0 million, or $.82 per diluted share, a year earlier. The 2002 quarterly figure included a $.28-per-share gain from the sale of noncore energy-producing properties. Excluding asset sales, Questar’s fourth-quarter 2002 earnings were $.54 per diluted share. The 2003 period results were reduced by an ongoing $.01-per-share quarterly accrual related to the gas-processing issue.

There was an average of 84.2 million diluted shares outstanding in 2003 versus 82.6 million in the prior year.

Keith O. Rattie, Questar chairman, president and chief executive officer, said: “A 40% increase in realized gas prices and growth of Rockies nonregulated production drove a rebound in earnings in our E&P business, offsetting disappointing earnings for our regulated companies.”

FULL-YEAR 2003 RESULTS -- NONREGULATED ACTIVITIES

Questar Market Resources (QMR) – which conducts the company’s nonregulated exploration, production, gathering and processing, and marketing activities – earned $116.0 million in 2003 compared to $97.9 million a year earlier. Excluding the first-quarter charge of $5.1 million for the cumulative effect of implementing SFAS 143, QMR earned $121.1 million in 2003. Sales of nonstrategic properties produced an after-tax gain of $26.8 million in 2002. Excluding asset sales, QMR’s net income was $71.1 million in 2002.

QMR’s 2003 total nonregulated oil and gas production was 92.8 billion cubic feet equivalent (bcfe) compared to 96.3 bcfe for 2002. The company sold nonstrategic properties in Canada, the Midcontinent and the San Juan Basin in 2002 comprising approximately 12.3 bcfe of production. QMR’s 2003 production was about 10% higher than the sale-adjusted 2002 production of about 84 bcfe.

QMR’s Rocky Mountain region nonregulated (exclusive of Wexpro) production increased about 15%, after adjusting for 2002 asset sales, to 60.9 bcfe in 2003. The production growth was driven by two major Questar projects – the Pinedale Anticline in western Wyoming and the Uinta Basin in eastern Utah. QMR drilled 25 wells (17.1 net) on the Pinedale Anticline 2003, 10 more than the average for the prior three years. Net nonregulated production from the Pinedale field increased 76% from 8.6 bcfe in 2002 to 15.2 bcfe in 2003. The company’s production from the Uinta Basin increased 8% from 26.8 bcfe in 2002 to 29.0 bcfe in 2003.

QMR’s average realized sales price for natural gas was $3.62 per thousand cubic feet (Mcf), 40% higher than the 2002 average price of $2.58. Prices for Rockies gas – which accounts for two-thirds of Questar production – benefited from the mid-year start-up of the expanded Kern River Pipeline. Kern River reduced the oversupply of gas in the Rockies, bringing regional prices closer to the historical relationship with national indices. QMR hedged approximately 70% of its 2003 production at an average price of $3.38 per Mcf. The company may hedge up to 100% of its proved-developed production when prices are attractive to lock-in acceptable returns and protect against price declines.

QMR’s cost of production – depreciation, depletion & amortization, lease-operating expenses, production taxes, general & administrative expenses and allocated interest – increased from $2.17 per thousand cubic feet equivalent (Mcfe) before income taxes in 2002 to $2.29 per Mcfe in 2003. The increase resulted from higher production taxes that are a function of increased prices.  Excluding production taxes, QMR’s controllable production costs declined from $2 per Mcfe in 2002 to $1.96 per Mcfe in 2003.

Nonregulated proved oil and gas-equivalent reserves increased to 1,159 bcfe at year-end 2003 compared to 1,113 bcfe at the end of the prior year, a 4% increase. QMR replaced 149% of its 2003 production.

QMR subsidiary Wexpro – which develops gas properties on behalf of Questar’s gas-distribution utility – earned $32.6 million in 2003 compared to $30.8 million in the prior year. The higher net income resulted from expanded investment in gas-development projects. Wexpro’s investment base was $172.8 million at year-end 2003, 5% higher than a year earlier. Wexpro supplied approximately 50% of Questar Gas’s 2003 deliveries to residential and commercial customers at a cost of service well below market prices. Wexpro’s reserves and production are not included in reported nonregulated reserves and production. Wexpro’s expanding investment base resulted in large part from development of its working interest acreage at Pinedale.

QMR’s gas-gathering, processing, blending, marketing and transportation-services subsidiaries reported 2003 earnings of $13.0 million compared to $10.9 million in the prior year.  Gathering volumes grew 6% to 202.5 million dth in 2003, while processing-plant liquid volumes rose 64% to 60.8 million gallons. QMR’s 50% ownership in Rendezvous Gas Services generated $2.9 million in net income in 2003 compared to $1.4 million in 2002. Rendezvous provides gas-gathering, blending, and transportation services to producers in the prolific Jonah-Pinedale producing area of Wyoming’s Green River Basin. Rendezvous gathering volumes rose 72% in 2003.

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FULL-YEAR 2003 RESULTS – REGULATED BUSINESSES

Questar Pipeline – an interstate gas-transmission and storage subsidiary – reported 2003 net income of $30.2 million compared to $32.6 million in 2002. Total transportation volumes rose 7% to 388.0 million dth in 2003 compared to 362.9 million dth in the prior year. Volume growth on the pipeline’s core transportation system reflected expanding natural gas production in the Rocky Mountain region. In addition, the eastern section of the company’s Southern Trails Pipeline was in service for its first full year in 2003, with daily average throughput of 80,000 dth. The eastern section extends 488 miles from New Mexico’s San Juan Basin to delivery points inside the California state line.

Questar Pipeline’s 2003 results were adversely affected by lower capitalized costs related to new projects and increased operating and maintenance costs from expanded operations.

Net income for Questar Gas – a retail gas-distribution subsidiary – declined from $32.4 million in 2002 to $20.2 million in 2003 due to after-tax charges totaling $15.5 million for the unresolved gas-processing issue. The 2002 results benefited from the one-time recovery of $2.4 million in after-tax gas-processing costs incurred in 1999 and 2000.

Excluding the $15.5 million after-tax potential-refund accruals, Questar Gas’s 2003 net income would be $35.7 million. The pro-forma increase was the result of the Dec. 30, 2002, rate increase, slightly higher temperature-adjusted usage per customer and lower operating expenses.

Questar Gas’s 2003 deliveries fell 11% to 132.3 million dth, including a 7% decline in residential and commercial volumes due to warmer-than-normal weather in the utility’s service area. Annual customer growth remained strong at 2.7%, about twice the industry average. Questar Gas had approximately 770,000 customers at year-end 2003.

FULL-YEAR RESULTS – CORPORATE AND OTHER OPERATIONS

Corporate and Other Operations reported net income of $7.2 million in 2003 versus a $7.3 million loss for the prior year. In the first quarter of 2002 the company recorded a $15.3 million after tax write-down of its data-hosting operations.

FOURTH-QUARTER 2003 RESULTS

Questar Market Resources earned $31.9 million in fourth-quarter 2003 compared with $41.5 million in the year-earlier period. Sales of nonstrategic assets produced an after-tax gain of $23.3 million in the 2002 quarter. Excluding asset sales, QMR earned $18.2 million in fourth-quarter 2002. The average realized natural gas sales price improved 30% year over year to $3.73 per Mcf in the 2003 quarter.

Wexpro earned $8.8 million in the 2003 quarter versus $7.4 million a year earlier. Gas gathering, processing and marketing produced earnings of $3.5 million compared with $6.5 million for the 2002 quarter. The 2002 quarter’s results included a $1.7 million after-tax gain from the sale of a noncore gathering system.  Gathering volumes increased 6% to 56.4 million dth in the 2003 quarter.

Questar Pipeline reported net income of $7.1 million in fourth-quarter 2003 versus $8.5 million for the year-earlier period. A 6% rise in firm-transportation volumes was offset by higher operating costs.

Questar Gas earned $19.2 million in the 2003 quarter compared with $16.4 million a year earlier. The 2003 quarterly result included a $900,000 after-tax accrual for potential refund liability. Total deliveries were 8% lower at 41.2 million dth in the 2003 quarter due primarily to warmer-than-normal weather. The utility’s fourth-quarter 2003 net income benefited from a shift of revenues to the first and fourth quarters under the new general rates.

REVISED 2004 EARNINGS GUIDANCE

Questar Chairman Rattie said 2004 earnings could range from $2.30 to $2.45 per diluted share. The company’s previous 2004 guidance was $2.25 to $2.40. The revised guidance is based on the company’s current hedge positions as outlined below and anticipated prices for the company’s unhedged production based on forward oil and gas price curves at the close of business on Feb. 6, 2004. The guidance also excludes gains and losses on asset sales and the favorable resolution of the Questar Gas gas-processing issue.

Rattie said the company expects base nonregulated gas and oil-equivalent production to grow 5 to 10% to 97-102 bcfe in 2004, excluding asset sales or purchases.

CURRENT HEDGE POSITIONS

Gas Hedges 2004	Bcf	Price
		(per Mcf) (net to well)
Rocky Mountains
1st half	22.8	$3.79
2nd half	21.0	$3.69
Year	43.8	$3.74

Midcontinent
1st half	12.0	$4.53
2nd half	12.1	$4.53
Year	24.1	$4.53

Total
1st half	34.8	$4.05
2nd half	33.1	$3.99
Year	67.9	$4.02

Gas Hedges 2005	Bcf	Price
		(per Mcf) (net to well)
Rocky Mountains
1st half	13.1	$3.84
2nd half	13.3	$3.84
Year	26.4	$3.84

Midcontinent
1st half	7.7	$4.44
2nd half	7.9	$4.44
Year	15.6	$4.44

Total
1st half	20.8	$4.06
2nd half	21.2	$4.06
Year	42.0	$4.06

Oil Hedges 2004	Mbbls	Price
		(per bbl) (net to well)
Rocky Mountains
1st half	76	$30.99
2nd half	92	$30.99
Year	168	$30.99

Midcontinent
1st half	75	$31.39
2nd half	92	$31.39
Year	167	$31.39

Total
1st half	151	$31.19
2nd half	184	$31.19
Year	335	$31.19

Questar is an integrated natural gas company with $4 billion in enterprise value. Headquartered in Salt Lake City, Questar engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; and retail gas distribution.

Forward-looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company's periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2002. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.

# # #

For more information, visit Questar's internet site at: www.questar.com.

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QUESTAR CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(In Thousands, Except Per Share Amounts)
REVENUES
Questar Market Resources	$ 202,349	$ 164,896	$ 751,502	$ 522,476
Natural gas distribution	222,629	191,526	618,791	593,835
Natural gas transmission	19,564	21,420	74,981	66,275
Corporate and other operations	4,670	5,008	17,914	18,081

TOTAL REVENUES	449,212	382,850	1,463,188	1,200,667

OPERATING EXPENSES
Cost of natural gas and other products sold	191,718	152,328	542,441	395,742
Operating and maintenance	75,911	77,794	284,266	284,317
Depreciation, depletion and amortization	51,210	48,229	192,382	184,952
Distribution rate-refund obligation	1,477		24,939
Exploration	1,324	1,103	4,498	6,086
Abandonment and impairment of gas,
oil and other properties	2,089	8,717	4,151	11,183
Production and other taxes	18,268	10,259	70,681	44,192

TOTAL OPERATING EXPENSES	341,997	298,430	1,123,358	926,472

OPERATING INCOME	107,215	84,420	339,830	274,195

Interest and other income	872	38,973	7,657	57,168
Earnings from unconsolidated affiliates	1,321	1,687	5,008	11,777
Debt expense	(17,002)	(20,235)	(70,736)	(81,121)

INCOME BEFORE INCOME TAXES
AND CUMULATIVE EFFECTS	92,406	104,845	281,759	262,019
Income taxes	32,375	36,832	102,563	91,126

INCOME BEFORE CUMULATIVE EFFECTS	60,031	68,013	179,196	170,893

Cumulative effect of accounting change
for asset retirement obligations, net of
income taxes of $3,331			(5,580)

Cumulative effect of accounting change
for goodwill, net of $2,010 attributed to
minority interest				(15,297)

NET INCOME	$ 60,031	$ 68,013	$ 173,616	$ 155,596

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.72	$ 0.83	$ 2.17	$ 2.09
Cumulative effects			(0.07)	(0.19)
Net income	$ 0.72	$ 0.83	$ 2.10	$ 1.90

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.71	$ 0.82	$ 2.13	$ 2.07
Cumulative effects			(0.07)	(0.19)
Net income	$ 0.71	$ 0.82	$ 2.06	$ 1.88
Weighted average common shares outstanding
Used in basic calculation	83,019	81,950	82,697	81,782
Used in diluted calculation	84,658	82,838	84,190	82,573

Dividends per common share	$ 0.205	$ 0.185	$ 0.78	$ 0.725

QUESTAR CORPORATION AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(In Thousands, Except Per Share Amounts)
FINANCIAL RESULTS

REVENUES FROM UNAFFILIATED CUSTOMERS
Questar Market Resources	$ 202,349	$ 164,896	$ 751,502	$ 522,476
Natural gas distribution	222,629	191,526	618,791	593,835
Natural gas transmission	19,564	21,420	74,981	66,275
Corporate and other operations	4,670	5,008	17,914	18,081
	$ 449,212	$ 382,850	$1,463,188	$1,200,667

REVENUES FROM AFFILIATED COMPANIES
Questar Market Resources	$ 31,818	$ 24,930	$ 117,506	$ 106,647
Natural gas distribution	303	433	2,204	1,676
Natural gas transmission	22,107	18,402	81,857	76,600
Corporate and other operations	7,508	8,105	30,199	32,144
	$ 61,736	$ 51,870	$ 231,766	$ 217,067

OPERATING INCOME
Questar Market Resources	$ 54,016	$ 33,218	$ 210,345	$ 130,444
Natural gas distribution	34,581	31,145	51,385	70,354
Natural gas transmission	17,175	18,301	71,096	66,185
Corporate and other operations	1,443	1,756	7,004	7,212
	$ 107,215	$ 84,420	$ 339,830	$ 274,195

INCOME BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGES
Questar Market Resources	$ 31,926	$ 41,510	$ 121,103	$ 97,929
Natural gas distribution	19,229	16,409	20,516	32,399
Natural gas transmission	7,050	8,480	30,302	32,608
Corporate and other operations	1,826	1,614	7,275	7,957
	$ 60,031	$ 68,013	$ 179,196	$ 170,893

NET INCOME (LOSS)
Questar Market Resources	$ 31,926	$ 41,510	$ 115,990	$ 97,929
Natural gas distribution	19,229	16,409	20,182	32,399
Natural gas transmission	7,050	8,480	30,169	32,608
Corporate and other operations	1,826	1,614	7,275	(7,340)
	$ 60,031	$ 68,013	$ 173,616	$ 155,596

EARNINGS PER COMMON SHARE - DILUTED
Income before cumulative effect	$ 0.71	$ 0.82	$ 2.13	$ 2.07
Net income	0.71	0.82	2.06	1.88

Weighted avg. diluted common shares	84,658	82,838	84,190	82,573

Dividends per common share	$ 0.205	$ 0.185	$ 0.78	$ 0.725

QUESTAR CORPORATION AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
OPERATING STATISTICS	2003	2002	2003	2002
(D = 10, M = 1,000)
QUESTAR MARKET RESOURCES
Production volumes - nonregulated
Natural gas (in MMcf)	21,226	20,217	78,811	79,674
Oil and natural gas liquids (in Mbbl)	598	564	2,324	2,764
Total production (Bcfe)	24.8	23.6	92.8	96.3
Average daily production (MMcfe)	270	257	254	264

Average selling price, net to the well
Average realized selling price (including hedges)
Natural gas (per Mcf)	$3.73	$2.86	$3.62	$2.58
Oil and natural gas liquids (per bbl)	$23.70	$21.32	$23.39	$20.39

Average selling price (without hedges)
Natural gas (per Mcf)	$3.96	$2.77	$4.17	$2.17
Oil and natural gas liquids (per bbl)	$28.74	$26.11	$28.47	$22.93

Marketing volumes (Mdthe)	22,197	24,236	80,196	83,816

Natural gas gathering volumes (in MDth)
For unaffiliated customers	29,610	29,797	114,774	112,205
For Questar Gas	12,366	10,800	41,568	40,685
For other affiliated customers	14,406	12,656	46,150	38,136
Total gathering	56,382	53,253	202,492	191,026
Gathering revenue (per Dth)	$0.20	$0.16	$0.20	$0.16

NATURAL GAS DISTRIBUTION
Natural gas volumes (in MDth)
Residential and commercial sales	29,207	29,697	84,393	90,796
Industrial sales	2,475	3,051	9,613	10,729
Transportation for industrial customers	9,495	11,994	38,341	46,459
Total deliveries	41,177	44,742	132,347	147,984

Natural gas revenue (per Dth)
Residential and commercial	$7.00	$5.77	$6.55	$5.75
Industrial sales	$5.27	$3.67	$4.71	$4.15
Transportation for industrial customers	$0.17	$0.16	$0.19	$0.16
Heating degree days
colder (warmer) than normal	(5%)	2%	(7%)	8%
Temperature-adjusted average usage
per customer (Dth)	40.5	40.4	118.9	117.4
Number of customers at December 31,
Residential and commercial	769,256	748,842
Industrial	1,238	1,286
Total	770,494	750,128

NATURAL GAS TRANSMISSION
Natural gas transportation volumes (in MDth)
For unaffiliated customers	60,146	71,420	256,099	245,119
For Questar Gas	26,588	19,721	105,720	111,692
For other affiliated customers	10,235	3,519	26,224	6,044
Total transportation	96,969	94,660	388,043	362,855
Transportation revenue (per Dth)	$0.29	$0.28	$0.27	$0.26